NOTICE OF MEETING
AND
MANAGEMENT INFORMATION CIRCULAR

OF

RUCKIFY INC.

FOR THE

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 28, 2021

Dated January 15, 2021

Ruckify Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT a special meeting (the "Meeting") of the holders of common shares (the "Shareholders") of Ruckify Inc. ("Ruckify" or the "Corporation") will be held via live webcast at https://web.lumiagm.com/283897948 at 10:00 a.m. (Toronto time) on Thursday, January 28, 2021 for the following purposes, as more particularly described in the enclosed management information circular (the "Circular"):

1. to consider, and if deemed advisable, to pass, with or without variation, a special resolution (the "Amalgamation Resolution"), the full text of which is set forth in Schedule A to the Circular, authorizing and approving the amalgamation (the "Amalgamation") of Ruckify and 12574837 Canada Inc. ("Subco"), a wholly-owned subsidiary of Apolo III Acquisition Corp. ("Apolo"), pursuant to the provisions of the Canada Business Corporations Act (the "CBCA") and substantially on the terms and subject to the conditions contained in the amalgamation agreement entered into among Ruckify, Apolo and Subco dated December 21, 2020 (the "Amalgamation Agreement"); and

2. to transact such further or other business as may properly be brought before the Meeting or any adjournment thereof.

The details of the matters proposed to be put before the Meeting, including the text of the resolution referenced above and a detailed description of the Amalgamation, are set forth in the Circular accompanying this notice of Meeting.

The Circular is being sent to provide Shareholders with information about the matters to be acted on at the Meeting to assist Shareholders to make an informed decision. The board of directors of the Corporation (the "Board") has unanimously approved the entering into of the Amalgamation Agreement and the execution, delivery and performance of the Corporation's obligations thereunder. The Board unanimously recommends that the Shareholders vote IN FAVOUR of the Amalgamation.

With the rapidly evolving public health crisis resulting from the global spread of the novel coronavirus (COVID-19), in order to mitigate risks to the health and safety of our communities, securityholders, employees and other stakeholders, the Corporation will hold the Meeting as a completely virtual meeting, which will be conducted via live webcast, where all Shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate at the Meeting and engage with directors of the Corporation and management as well as other Shareholders. Shareholders will not be able to attend the Meeting in person. Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://web.lumiagm.com/283897948. Beneficial Shareholders (being Shareholders who hold their common shares of the Corporation through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

As a Shareholder, it is very important that you read the Circular and other Meeting materials carefully. They contain important information with respect to voting your common shares of the Corporation and attending and participating at the Meeting.

Non-registered Shareholders who receive these materials through their broker or other intermediary should complete and send the form of proxy or voting instruction form in accordance with the instructions provided by their broker or intermediary.

The Board did not fix a record date for the determination of Shareholders entitled to notice of the Meeting and any adjournments thereof. Accordingly, the record date for those Shareholders entitled to notice of and to vote at the Meeting  shall be 5:00 p.m. (Toronto time) on the day immediately preceding the date on which this notice of the Meeting is given. Registered Shareholders who are unable to attend the Meeting virtually, are requested to complete, date and sign the enclosed form of proxy and return it, in the envelope provided for that purpose, to Odyssey Trust Company, Suite 702 - 67 Yonge Street, Toronto ON M5E 1J8.

In order to be voted, proxies must be received by Odyssey Trust Company, by no later than 10:00 a.m. (Toronto time) on January 26, 2021 or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time of such adjournment of the Meeting, failing which such votes may not be counted. Late proxies may be accepted or rejected by the Chair of the Meeting in his or her sole discretion. The Chair is under no obligation to accept or reject any particular late proxy. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her sole discretion, without notice. Electronic voting is also available for this Meeting through https://login.odysseytrust.com/pxlogin. Votes cast electronically are in all respects equivalent to, and will be treated in the exact same manner as, votes cast via a paper form of proxy. Further details on the electronic voting process are provided in the form of proxy.

A Shareholder who wishes to appoint a person other than the management nominees identified on the form of proxy or voting instruction form, to represent him, her or it at the Meeting may do so by inserting such person's name in the blank space provided in the form of proxy or voting instruction form and following the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you wish that a person other than the management nominees identified on the form of proxy or voting instruction form attend and participate at the Meeting as your proxy and vote your common shares of the Corporation, including if you are a non-registered Shareholder and wish to appoint yourself as proxyholder to attend, participate and vote at the Meeting, you MUST register such proxyholder after having submitted your form of proxy or voting instruction form identifying such proxyholder. Failure to register the proxyholder will result in the proxyholder not receiving a username (a "Username") to participate in the Meeting. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting. To register a proxyholder, Shareholders MUST send an email to ruckify@odysseytrust.com and provide Odyssey Trust Company with their proxyholder's contact information, number of common shares of the Corporation appointed to such proxyholder, name in which such common shares are registered if they are a registered Shareholder, or name of broker where such common shares are held if a beneficial Shareholder, so that Odyssey Trust Company may provide the proxyholder with a Username via email.

Following the Amalgamation, the Shareholders, other than Shareholders who validly dissent in respect of the proposed Amalgamation Resolution, will be deemed to be holders of common shares in the capital of Apolo. As soon as practicable thereafter, Odyssey Trust Company, as the transfer agent, will deliver share certificates or direct registration system advices to all registered Shareholders at the close of business on the date prior to the effective time of the Amalgamation and advise them of their holdings. The share certificates or direct registration advices will replace any existing share certificates representing common shares of Ruckify. Such share certificates or direct registration advices will be sent by first class mail or, in the case of direct registration advices by email if an email address is provided on the lists of Shareholders maintained by Odyssey Trust Company, or other delivery to the most recent address of the registered Shareholder on the lists of Shareholders maintained by Odyssey Trust Company. No further action is required on behalf of Shareholders but to the extent that you would like to confirm the address on file maintained by Odyssey Trust Company, please contact https://odysseycontact.com as soon as possible.

Registered Shareholders who validly dissent in respect of the proposed Amalgamation Resolution will be entitled to be paid the fair value of their Ruckify common shares in accordance with Section 190 of the CBCA. The dissent rights are described in the Circular. Failure to strictly comply with the requirements set forth in Section 190 of the CBCA may result in the loss of any dissent right.

DATED at Ottawa, Ontario, this 15th day of January, 2021.

By Order of the Board of Directors of

RUCKIFY INC.

(Signed) "Bruce Linton"

Bruce Linton

Director

TABLE OF CONTENTS
(continued)

SCHEDULES

RUCKIFY INC.

MANAGEMENT INFORMATION CIRCULAR

GLOSSARY OF TERMS

"Amalco" means the corporation resulting from the amalgamation of Subco and Ruckify pursuant to the Amalgamation, to be named "Ruckify Inc.".

"Amalco Shares" means the common shares in the capital of Amalco.

"Amalgamation" means the amalgamation of Ruckify and Subco under Section 181 of the CBCA, as contemplated by the Amalgamation Agreement pursuant to which Ruckify and Subco will amalgamate to form Amalco and Ruckify Shareholders will receive one New Apolo Common Share for each Ruckify Share held by such Ruckify Shareholder immediately prior to the Effective Time.

"Amalgamation Agreement" means the amalgamation agreement dated December 21, 2020, as amended from time to time, among Ruckify, Apolo and Subco, a copy of which is available under Apolo's issuer profile on SEDAR at www.sedar.com.

"Amalgamation Resolution" means the special resolution approving the Amalgamation to be voted on with or without variation by Ruckify Shareholders at the Meeting, in the form set forth in Schedule A hereto.

"Apolo" means Apolo III Acquisition Corp., a Capital Pool Company incorporated under the OBCA.

"Apolo Board Resolution" means such ordinary resolutions of the Apolo Shareholders, to give effect to the reconstituted board of directors of Apolo in connection with the Business Combination as contemplated in the Amalgamation Agreement, substantially in the form and content set out in the Apolo Circular, which resolution will be approved at the Apolo Meeting.

"Apolo Circular" means the management information circular of Apolo to be provided to the Apolo Shareholders in respect of the approval of the Apolo Consolidation Resolution, the Name Change Resolution, the Apolo Board Resolution and the Apolo Option Plan Resolution to be considered at the Apolo Meeting.

"Apolo Common Shares" means the common shares in the capital of Apolo.

"Apolo Consolidation Resolution" means the special resolution of the Apolo Shareholders authorizing the Consolidation, substantially in the form and content set out in the Apolo Circular, which resolution will be approved at the Apolo Meeting.

"Apolo Meeting" has the meaning ascribed thereto under the heading "The Business Combination - Conditions for the Amalgamation to Become Effective - Required Shareholder Approvals".

"Apolo Option Plan Resolution" means the ordinary resolution of the Apolo Shareholders approving the adoption of the New Stock Option Plan, substantially in the form and content set out in the Apolo Circular, which resolution will be approved at the Apolo Meeting.

"Apolo Preferred Shares" means the preferred shares in the capital of Apolo.

"Apolo Replacement Option" has the meaning ascribed thereto under the heading "The Business Combination - Treatment of Convertible Securities - Ruckify Options and Ruckify Warrants".

"Apolo Replacement Option In The Money Amount" means, in relation to an unexercised Apolo Replacement Option immediately following the Effective Time, the amount by which the aggregate fair market value of the New Apolo Common Shares that are subject to the unexercised Apolo Replacement Option exceeds the aggregate exercise price payable under such option immediately after the Effective Time.

"Apolo Replacement Warrant" has the meaning ascribed thereto under the heading "The Business Combination - Treatment of Convertible Securities - Ruckify Options and Ruckify Warrants".

"Apolo Shareholders" means the holders of the Apolo Shares.

"Apolo Shares" means, collectively, the Apolo Common Shares and the Apolo Preferred Shares.

"Articles of Amalgamation" means the articles of amalgamation of Subco and Ruckify in respect of the Amalgamation that are required by the CBCA to be filed with the CBCA Director in order to effect the Amalgamation.

"Articles of Amendment" means the filings that are required by the OBCA to be filed with the OBCA Director in order to effect the Consolidation and Name Change.

"Beneficial Ruckify Shareholder" means a non-registered holder of Ruckify Shares.

"Better Software" means 10572047 Canada Inc. (operating as The Better Software Company).

"Breaching Party" has the meaning ascribed thereto under the heading "The Business Combination - Principal Steps of the Business Combination".

"Business Combination" means the business combination involving Apolo and Ruckify, that will result in a reverse take-over of Apolo by Ruckify pursuant to a "three-cornered amalgamation" among Apolo, Subco and Ruckify, which, if completed, is intended to constitute the "Qualifying Transaction" of Apolo (as such term is defined in Policy 2.4 of the TSXV Manual) and following which the holders of the Ruckify Shares immediately prior to the Amalgamation will own the substantial majority of the Apolo Shares.

"Business Day" means any day other than a Saturday or Sunday or other day on which Canadian Chartered Banks located in the City of Toronto are required or permitted to close.

"Canadian Securities Laws" means, collectively, the Securities Act (Ontario) or equivalent legislation in each of the provinces and territories of Canada and the respective regulations under such legislation together with applicable published rules, regulations, policy statements, national instruments and memoranda of understanding of the Canadian Securities Administrators and the securities regulatory authorities in such provinces and territories.

"Capital Pool Company" means a corporation: (a) that has been incorporated or organized in a jurisdiction in Canada; (b) that has filed and obtained a receipt for a preliminary Capital Pool Company prospectus from one or more of the securities commissions in Canada in compliance with Policy 2.4 of the TSXV Manual; and (c) in regard to which the Final Exchange Bulletin (as defined in the TSXV Manual) has not yet been issued.

"CBCA" means the Canada Business Corporations Act, as amended, including the regulations promulgated thereunder.

"CBCA Director" means the Director appointed pursuant to Section 260 of the CBCA.

"Circular" means this management information circular of Ruckify dated January 15, 2021, furnished in connection with the solicitation of proxies for use at the Meeting.

"Combined Company" means the resulting issuer following completion of the Amalgamation.

"Combined Company Board" means the board of directors of the Combined Company.

"Combined Company Common Shares" means the common shares which the Combined Company is authorized to issue, which for greater certainty includes the New Apolo Common Shares.

"Combined Company Options" means options entitling their holders to purchase Combined Company Common Shares under the incentive stock option plan of the Combined Company.

"Combined Company Preferred Shares" means the preferred shares which the Combined Company is authorized to issue.

"Combined Company Warrants" means the common share purchase warrants of the Combined Company which are exercisable to acquire Combined Company Common Shares.

"Consolidation" means the consolidation of the Apolo Common Shares on the basis of one New Apolo Common Share for every 36.3636 existing Apolo Common Shares.

"Demand Notice" has the meaning ascribed thereto under the heading "Dissent Rights".

"Dissent Rights" means the right of a Registered Ruckify Shareholder to dissent in respect of the Amalgamation Resolution in strict compliance with the procedures described in the Amalgamation Agreement and the CBCA as more particularly described in Schedule B hereto.

"Dissenting Shareholders" means Ruckify Shareholders who validly exercise their Dissent Rights and thereby become entitled to receive the fair value of their Ruckify Shares.

"Distribution Record Date" means the Business Day prior to the Effective Date.

"Effective Date" means the date shown on the certificate of amalgamation to be issued by the CBCA Director pursuant to the provisions of the CBCA giving effect to the Amalgamation.

"Effective Time" means 12:01 a.m., Toronto time, on the Effective Date.

"Governance Committee" has the meaning ascribed thereto under the heading "Information Concerning the Combined Company - Compensation of Executive Officers ".

"Insider" has the meaning ascribed thereto in the Securities Act (Ontario), R.S.O. 1990, c S.5 as amended.

"Intermediary" means a registered broker or dealer, financial institution or other intermediary (within the meaning ascribed to that term in National Instrument 54-101 of the Canadian Securities Administrators, as amended) that holds securities on behalf of a Person who is not the registered holder thereof.

"Meeting" means the special meeting of the Ruckify Shareholders to be held on January 28, 2021, to, among other things, consider and if deemed advisable, approve the Amalgamation Resolution and other matters, if any, related thereto.

"Meeting Materials" means, collectively, the Notice of Meeting, the form of proxy sent to Ruckify Shareholders for use in connection with the Meeting and the Circular.

"Name Change" means the change of Apolo's name to "Ruckify Corporation" or such other substantially similar name as may be acceptable to Ruckify, Apolo, Subco and applicable regulatory authorities.

"Name Change Resolution" means the special resolution of the Apolo Shareholders authorizing the Name Change substantially in the form and content set out in the Apolo Circular, which resolution will be approved at the Apolo Meeting.

"New Apolo Common Shares" means the common shares Apolo is authorized to issue after giving effect to the Consolidation.

"New Stock Option Plan" means the stock option plan to be adopted by the Apolo Shareholders at the Apolo Meeting.

"Notice of Dissent" has the meaning ascribed thereto under the heading "Dissent Rights".

"Notice of Meeting" means the notice of the Meeting which accompanies this Circular.

"OBCA" means the Business Corporations Act (Ontario) as amended, including the regulations promulgated thereunder.

"OBCA Director" means the director appointed pursuant to Section 278 of the OBCA.

"Offer to Purchase" has the meaning ascribed thereto under the heading "Dissent Rights".

"Ontario Court" means the Ontario Superior Court of Justice.

"Person" means any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity, any individual, and any government.

"proxy-related materials" means securityholder material relating to a meeting that a reporting issuer is required under corporate law or securities legislation to send to the registered securityholders or beneficial owners of the securities.

"Registered Ruckify Shareholder" means a Ruckify Shareholder whose names appear on the records of Ruckify as the registered holder of Ruckify Shares.

"Regulation S" means Regulation S under the U.S. Securities Act.

"Rule 144" means Rule 144 under the U.S. Securities Act.

"Ruckify" means Ruckify Inc.

"Ruckify Board" means the board of directors of Ruckify.

"Ruckify Notice" has the meaning ascribed thereto under the heading "Dissent Rights".

"Ruckify Option In the Money Amount" means, in relation to an unexercised Ruckify Option, the amount by which the aggregate fair market value of the Ruckify Shares that are subject to the unexercised Ruckify Option exceeds the aggregate exercise price under such option immediately before the Effective Time.

"Ruckify Options" means outstanding stock options entitling holders thereof to purchase Ruckify Shares.

"Ruckify Shareholders" means the holders of Ruckify Shares.

"Ruckify Shares" means the common shares in the capital of Ruckify.

"Ruckify U.S. Securityholder" means a Ruckify Shareholder who is in the United States, is a U.S. Person or is holding Ruckify Shares for the account or benefit of a U.S. Person or Person in the United States.

"Ruckify Warrants" means the outstanding common share purchase warrants of Ruckify which are exercisable to acquire Ruckify Shares.

"Schedules" means the schedules to this Circular which are incorporated herein and form part of this Circular.

"Securities" means, collectively, the Ruckify Shares, Ruckify Options and Ruckify Warrants.

"SEDAR" means the System for Electronic Document Analysis and Retrieval as located on the internet at www. sedar.com.

"Subco" means 12574837 Canada Inc.

"Subco Shares" means the common shares in the capital of Subco.

"Tax Act" means the Income Tax Act (Canada), R.S.C. 1985, c. 1 as amended, including the regulations promulgated thereunder.

"Termination Date" means April 15, 2021.

"TSXV" means the TSX Venture Exchange.

"TSXV Manual" means the TSXV Corporate Finance Manual.

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"U.S. Person" means a "U.S. person" as defined in Regulation S.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

Words importing the masculine will be interpreted to include the feminine or neuter and the singular to include the plural and vice versa where the context so requires.

All references to "$" or "dollars" in this Circular are to lawful currency of Canada and all references to "US$" refer to U.S. dollars, unless otherwise expressly stated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION AND RISKS

This Circular contains "forward-looking information" within the meaning of the applicable Canadian Securities Laws ("forward-looking information"), that are based on expectations, estimates and projections as at the date of this Circular. The information in this Circular about the anticipated impact the Amalgamation may have on the operations of Ruckify, as well as the benefits expected to result from the Amalgamation are forward-looking information. Other forward-looking information includes but is not limited to information concerning: the intentions, plans and future actions of Ruckify; the timing for the implementation of the Amalgamation and the potential benefits of the Amalgamation; the likelihood of the Amalgamation being completed; principal steps of the Amalgamation; information relating to the business and future activities of Ruckify after the date of this Circular and prior to the Effective Time and after the Effective Time; shareholder and regulatory approval of the Amalgamation; the ability of Ruckify to access sufficient capital on favourable terms or at all; changes in national and local government legislation, taxation, controls and regulations, political or economic developments in Canada or other countries in which Ruckify does business or may carry on business in the future; employee relations; obtaining necessary licenses and permits; the possibility of unanticipated costs and expenses; and other information that is not historical facts.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

This forward-looking information is based on reasonable assumptions and estimates of management of Ruckify, at the time it was made involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Ruckify to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors include, among others: risks relating to uncertainties associated with the Amalgamation, risk relating to the Amalgamation Agreement terminating in certain circumstances; risks related to certain directors and officers of Ruckify possibly having interests in the Amalgamation that are different from other Ruckify Shareholders; risks that other conditions to the consummation of the Amalgamation Agreement and the Amalgamation are not satisfied; risks related to Dissent Rights being exercised by more than 5% of Ruckify Shareholders; global economic climate; risks related to governmental actions and regulatory risks; risks relating to financing activities; risks related to the Business Combination not being completed; risks related to Ruckify having limited operating history and history of losses; dilution; management and conflicts of interests; risks related to future capital needs and uncertainty of additional financing; regulatory requirements; permits and licenses; challenging global financial conditions; risks related to Ruckify's ability to retain posters/owners and renters on its platform; risks related to Ruckify's ability to attract and retain Better Software customers; uncertainty of use of proceeds; competition; liability related to posted content; inability to guarantee platform safety; expenditures related to platform safety; loss of or significant changes to marketplace insurance; inability to secure marketplace insurance across rental categories; failure to comply with privacy and data protection laws; undetected platform errors; system capacity constraints and system or operational failures; risks related to consumer use of devices; failure to adapt to changes in technology; inability to generate traffic through search engines and social networking sites; risks related to third-party payment providers; risks related to open source software; failure of technology systems; risks related to data breaches; ability to generate profits; availability of software; management of growth; reliance on key personnel; management of a public company; requirements of a public company; conflicts of interest; litigation; fraudulent or illegal activity by employees, contractors and consultants; protection of intellectual property; infringement of third-party intellectual property rights; market price and volatile securities markets; potential acquisition of other companies or technologies; payment of dividends; and foreign exchange. Although Ruckify has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. Ruckify undertakes no obligation to revise or update any forward-looking information other than as required by law.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations under the Tax Act to Ruckify Shareholders relating to the Amalgamation of Ruckify and Subco, and who, for the purposes of the Tax Act and at all relevant times: (i) hold their Ruckify Shares, and will hold their Apolo Common Shares acquired on the Amalgamation, as capital property; (ii) deal at arm's length with Ruckify and Apolo; and (iii) are not "affiliated" with Ruckify or Apolo (a "Holder"). Ruckify Shares and Apolo Common Shares will generally be considered to be capital property to a Holder unless such securities are held by the Holder in the course of carrying on a business of buying and selling securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder, and Ruckify's understanding of the current administrative practices and assessing policies of the Canada Revenue Agency (the "CRA"). This summary also takes into account all specific proposals to amend the Tax Act and the regulations (the "Proposed Amendments") announced by or on behalf of the Minister of Finance in writing prior to the date hereof and assumes that all Proposed Amendments will be enacted in the form proposed although there can be no assurance that the Proposed Amendments will be enacted in the form proposed or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below.

This summary is not applicable to a Holder: (i) that is a "financial institution" as defined in the Tax Act for the purposes of the "mark-to-market property" rules contained in the Tax Act; (ii) that is a "specified financial institution" as defined in the Tax Act; (iii) an interest in which is, or whose Ruckify Shares or Apolo Common Shares are, a "tax shelter investment" as defined in the Tax Act; (iv) that has elected to report its "Canadian tax results" in a currency other than Canadian currency; (v) that has entered, or will enter, into a "derivative forward agreement", as defined in the Tax Act, with respect to the Ruckify Shares or Apolo Common Shares; (vi) that will receive dividends on the Apolo Shares under or as part of a "dividend rental arrangement" (as defined in the Tax Act); or (vii) that has acquired any Ruckify Shares upon the exercise of an employee stock option. In addition, this summary does not address the tax considerations to holders of Ruckify Options or Ruckify Warrants. Such holders should consult their own tax advisors.

This summary does not address the possible application of the "foreign affiliate dumping" rules that may be applicable to a Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the Amalgamation, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm's length (for purposes of the Tax Act) for purposes of the rules in Section 212.3 of the Tax Act. Such Holder should consult their own tax advisors with respect to the tax consequences to them of the Amalgamation.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER AND NO REPRESENTATIONS WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER ARE MADE. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.

Holders Resident in Canada

The following portion of this summary applies to a Holder who, at all relevant times is or is deemed to be resident in Canada for purposes of the Tax Act (a "Resident Holder").  Certain Resident Holders whose Ruckify Shares or Apolo Common Shares might not otherwise be capital property may, in certain circumstances, be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have such shares, and every other "Canadian security" as defined in the Tax Act owned by such Ruckify Shareholder or Apolo Shareholder in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property. Any Resident Holder contemplating making such an election should consult their tax advisor for advice as to whether the election is available or advisable in its particular circumstances.

Amalgamation of Ruckify and Subco

A Resident Holder who receives Apolo Common Shares in exchange for Ruckify Shares on the Amalgamation will not realize any capital gain (or capital loss) as a result of the exchange. Such Resident Holder will be deemed to dispose of its Ruckify Shares for proceeds of disposition equal to the adjusted cost base of such Ruckify Shares immediately before the Amalgamation and to have acquired the Apolo Common Shares at an aggregate cost equal to such proceeds of disposition.

For the purpose of determining at any time the adjusted cost base of the Apolo Common Shares acquired by a Resident Holder on the Amalgamation, the cost of such shares must be averaged with the adjusted cost base to the Resident Holder of all other Apolo Common Shares, if any, held by the Resident Holder as capital property at that time.

Dividends on Apolo Common Shares

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividend received or deemed to be received on such Resident Holder's Apolo Common Shares.

A Resident Holder who is an individual will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by Apolo as an "eligible dividend" for purposes of the Tax Act with respect to any dividends paid on the Apolo Common Shares. There may be limitations on the ability of Apolo to designate dividends as eligible dividends.

A Resident Holder that is a corporation generally will be entitled to deduct in computing its taxable income an amount equal to the amount of the taxable dividend included in its income. A "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on any dividend that it receives, to the extent that the dividend is deductible in computing the corporation's taxable income.

In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors with respect to the potential application of subsection 55(2) of the Tax Act to such dividends.

Disposition of Apolo Common Shares

A Resident Holder that disposes or is deemed to dispose of an Apolo Common Share will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Apolo Common Share exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of such share, determined immediately before the disposition, and any reasonable costs of disposition. The taxation of capital gains and capital losses is described immediately below under the heading "Taxation of Capital Gains and Capital Losses".

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder will be required to include in computing its income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized by it in that year. A Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years, subject to the detailed rules contained in the Tax Act.

A capital loss realized on the disposition of a Ruckify Share or an Apolo Common Share by a Resident Holder that is a corporation may, to the extent and under the circumstances specified by the Tax Act, be reduced by the amount of dividends received or deemed to have been received by the corporation on such shares (or on a share for which such share is substituted or exchanged). Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns shares. Resident Holders to whom these rules may be relevant should consult their own advisors.

A Resident Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax on its "aggregate investment income" (as defined in the Tax Act), including amounts in respect of any taxable capital gains.

Alternative Minimum Tax

A capital gain realized, or a dividend received, by a Resident Holder who is an individual (including certain trusts) may result in the Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dissenting Shareholders

Based on the administrative practice of the CRA, a Resident Holder who, as a result of exercising Dissent Rights, disposes of Ruckify Shares in consideration for a cash payment from Amalco will be considered to have received proceeds of disposition equal to the cash payment received (excluding any interest awarded by a court to the Dissenting Shareholder). The dissenting Resident Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the dissenting Resident Holder's Ruckify Shares.

A capital gain or capital loss realized by a dissenting Resident Holder will be treated in the same manner as described above under the heading "Disposition of Apolo Common Shares".

Interest, if any, awarded by a court to a Dissenting Shareholder who is a Resident Holder will be included in the Resident Holder's income for a particular taxation year to the extent the amount is received or receivable in that year, depending upon the method regularly followed by the Resident Holder in computing income.

Resident Holders who wish to exercise Dissent Rights should consult their own tax advisors with respect to the income tax consequences applicable to their particular circumstances.

Eligibility for Investment

Apolo Common Shares will be a "qualified investment" under the Tax Act for trusts governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan, tax-free savings account (collectively "Registered Plans") or a deferred profit sharing plan, provided that the Apolo Common Shares are listed on a "designated stock exchange" (which currently includes the TSXV) or Apolo is a "public corporation" as defined in the Tax Act.

Notwithstanding the foregoing, if the Apolo Common Shares are a "prohibited investment" under the Tax Act for a Registered Plan that acquires Apolo Common Shares, the annuitant, holder or subscriber (the "Controlling Individual") of, or under such Registered Plan, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Apolo Common Shares will not be a prohibited investment for a Registered Plan provided the Controlling Individual, (i) deals at arm's length with Apolo for purposes of the Tax Act, and (ii) does not have a "significant interest" (as such term is defined in subsection 207.01(4) of the Tax Act) in Apolo.  In addition, the Apolo Common Shares will not be a "prohibited investment" for a Registered Plan if such shares are "excluded property" as defined in the Tax Act for such Registered Plan. Resident Holders who intend to hold Apolo Common Shares in a Registered Plan are advised to consult their own tax advisors.

Holders Not Resident in Canada

The following portion of the summary applies to a Holder who at all relevant times, for the purposes of the Tax Act: (i) is not and is not deemed to be resident in Canada; and (ii) does not, and will not, use or hold, and is not and will not be deemed to use or hold, Ruckify Shares or Apolo Common Shares in connection with carrying on a business in Canada (a "Non-Resident Holder"). This portion of the summary also is not applicable to a Non-Resident Holder that is: (i) an insurer carrying on an insurance business in Canada and elsewhere; or (ii) an "authorized foreign bank" as defined in the Tax Act. All Non-Resident Holders should consult their own tax advisors.

Amalgamation of Ruckify and Subco

A Non-Resident Holder who receives Apolo Common Shares in exchange for Ruckify Shares on the Amalgamation will not realize any capital gain (or capital loss) as a result of the exchange. Such Non-Resident Holder will be deemed to dispose of its Ruckify Shares for proceeds of disposition equal to the adjusted cost base of such Ruckify Shares immediately before the Amalgamation and to have acquired the Apolo Common Shares at an aggregate cost equal to such proceeds of disposition.

For the purpose of determining at any time the adjusted cost base of the Apolo Common Shares acquired by a Non-Resident Holder on the Amalgamation, the cost of such shares must be averaged with the adjusted cost base to the Non-Resident Holder of all other Apolo Common Shares, if any, held by the Non-Resident Holder as capital property at that time.

Dividends on Apolo Common Shares

Dividends paid or credited, or deemed to be paid or credited, on a Non-Resident Holder's Apolo Common Shares generally will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend, unless the rate is reduced under the provisions of an applicable income tax treaty or convention. The rate of withholding tax under the Canada-United States Tax Convention (1980), as amended (the "Treaty"), applicable to a Non-Resident Holder who is a resident of the United States for the purposes of the Treaty, is the beneficial owner of the dividend and is entitled to all of the benefits under the Treaty, generally will be reduced to 15% (or to 5% for a company that beneficially owns at least 10% of the voting stock of Apolo).

Disposition of Apolo Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Apolo Common Shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Apolo Common Shares disposed of constitute "taxable Canadian property" of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Apolo Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSXV), at the time of disposition, the Apolo Common Shares generally will not constitute "taxable Canadian property" of a Non-Resident Holder at that time, unless, at any time in the 60 month period preceding the disposition the following two conditions were met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of Apolo were owned by any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm's length and (iii) partnerships in which persons referred to in (i) or (ii) holds a membership interest (directly or indirectly through one or more partnerships); and (b) more than 50% of the fair market value of the Apolo Common Shares was derived, directly or indirectly, from any combination of (i) real or immovable property situated in Canada, (ii) "Canadian resource properties" (as such term is defined in the Tax Act), (iii) "timber resource properties" (as such term is defined in the Tax Act), and (iv) options in respect of, or an interest in, the property described in (i) to (iii), whether or not such property exists.

In addition, if the Ruckify Shares are "taxable Canadian property" to a Non-Resident Holder, the Apolo Common Shares received by such Non-Resident Holder on the Amalgamation will be deemed to be taxable Canadian property to such Non-Resident Holder for 60 months following the Amalgamation. Non-Resident Holders should consult with their own tax advisors as to whether Apolo Common Share constitute taxable Canadian property having regard to their particular circumstances.

Even if the Apolo Common Shares are, or are deemed to be, taxable Canadian property to a Non-Resident Holder, any taxable capital gain resulting from the disposition of such shares will not be included in computing the Non-Resident Holder's income for the purposes of the Tax Act if the shares constitute "treaty-protected property" as defined in the Tax Act. The Apolo Common Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of the applicable shares would be exempt from tax under the Tax Act pursuant to the provisions of an applicable income tax treaty.

In the case of a Non-Resident Holder that is a resident of the United States for purposes of the Treaty and that is entitled to benefits thereof, any gain realized by the Non-Resident Holder that would otherwise be subject to tax under the Tax Act on a disposition of Apolo Common Shares will generally be exempt from tax pursuant to the Treaty provided that the value of such shares is not derived principally from real property situated in Canada at the time of disposition.

In circumstances where an Apolo Common Share is, or is deemed to be, taxable Canadian property of the Non-Resident Holder, any capital gain that would be realized on the disposition of such share that is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention generally will be subject to the same Canadian tax consequences discussed above for a Resident Holder under the following sections: "Holders Resident in Canada - Disposition of Apolo Common Shares" and "Taxation of Capital Gains and Capital Losses". Such holders should consult their tax advisors about their particular circumstances.

Dissenting Non-Resident Holders

Based on the administrative practice of the CRA, a Non-Resident Holder who, as a result of exercising Dissent Rights, disposes of Ruckify Shares in consideration for a cash payment from Amalco will be considered to have received proceeds of disposition equal to the cash payment received (excluding any interest awarded by a court to the Dissenting Shareholder). A dissenting Non-Resident Holder will realize a capital gain to the extent that the proceeds of disposition for such shares exceed the adjusted cost base of such Ruckify Shares immediately before the disposition and any reasonable costs of disposition. A dissenting Non-Resident Holder will not be subject to income tax under the Tax Act in respect of any such capital gain provided such shares do not constitute "taxable Canadian property" of the dissenting Non-Resident Holder. For a general description of the term "taxable Canadian property", see above under the heading "Disposition of Apolo Common Shares".

Any interest paid to a dissenting Non-Resident Holder upon the exercise of Dissent Rights should not be subject to Canadian withholding tax.

NOTE TO RUCKIFY SECURITYHOLDERS IN THE UNITED STATES

Ruckify is a "foreign private issuer", within the meaning of Rule 3b-4 under the U.S. Exchange Act, and this solicitation of proxies is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, such solicitation is made in the United States in accordance with Canadian corporate and securities laws and this Circular has been prepared solely in accordance with disclosure requirements applicable in Canada. Ruckify Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act and proxy statements under the U.S. Exchange Act. The New Apolo Common Shares to be issued in connection with the Amalgamation will not be listed for trading on any United States stock exchange.

The Amalgamation involves the distribution of New Apolo Common Shares to Ruckify U.S. Securityholders in exchange for their Ruckify Shares. The New Apolo Common Shares to be issued to Ruckify U.S. Securityholders pursuant to the Amalgamation have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and are only being issued to Ruckify U.S. Securityholders  in reliance on the exemption from registration set forth in Rule 802  under the U.S. Securities Act and similar exemptions provided under the securities laws of each applicable state of the United States. Rule 802 under the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

  the subject company (Ruckify) is a "foreign private issuer", as defined in Rule 405 under the U.S. Securities Act;

  Ruckify U.S. Securityholders and Apolo Shareholders in the United States, in aggregate, hold no more than 10 percent (10%) of the Combined Company Common Shares immediately after closing of the Business Combination;

  Ruckify U.S. Securityholders in the United States participate in the Amalgamation on terms at least as favourable as those offered to any other holder of the subject securities;

  an informational document in connection with the Amalgamation is published or disseminated to Ruckify U.S. Securityholders in the United States, complying with the disclosure requirements set forth in Rule 802 under the U.S. Securities Act, on a comparable basis to that provided to holders of the subject securities in the foreign subject company's home jurisdiction; and

  the informational document, including any amendments thereto, is furnished to the United States Securities and Exchange Commission on Form CB together with a Form F-X  to appoint an agent for service of process in the United States.

This Circular will be filed with the United States Securities and Exchange Commission on Form CB.

The New Apolo Common Shares to be issued pursuant to the Amalgamation will be unregistered "restricted securities" within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Ruckify U.S. Securityholders in the United States pursuant to the Amalgamation were restricted securities.

Ruckify U.S. Securityholders in the United States that hold Ruckify Shares that are not restricted securities under Rule 144 will receive New Apolo Common Shares that are unrestricted securities and such Ruckify U.S. Securityholders in the United States that are not deemed to be affiliates of the Combined Company after completion of the Business Combination may freely re-sell their securities under United States securities laws.  As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.

Ruckify U.S. Securityholders that hold Ruckify Shares that are restricted securities under Rule 144 will receive New Apolo Common Shares that are restricted securities under Rule 144. Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

Ruckify U.S. Securityholders that receive New Apolo Common Shares as part of the Amalgamation and that are affiliates of the Combined Company or Apolo within 90 days before the Amalgamation or who will be affiliates of the Combined Company after the Amalgamation will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the New Apolo Common Shares issued pursuant to the Amalgamation. These affiliates may not resell their New Apolo Common Shares unless such securities are registered under the U.S. Securities Act or an exemption from registration is available.  In general, under Rule 144, persons who are affiliates of the Combined Company after the Amalgamation will be entitled to sell in the United States, during any three month period, a portion of the New Apolo Common Shares that they receive in connection with the Amalgamation, provided that the number of such New Apolo Common Shares sold does not exceed 1% of the then outstanding class of New Apolo Common Shares subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about the Combined Company.

Subject to certain limitations, Ruckify U.S. Securityholders that receive New Apolo Common Shares as part of the Amalgamation and that are affiliates (solely by virtue of such holders status as an officer or director) of the Combined Company after the Amalgamation or of Apolo within 90 days before the Amalgamation may immediately resell the New Apolo Common Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S.  Generally, such persons may resell such securities in an "offshore transaction" if (i) no offer is made to a person in the United States, (ii) either (A) at the time the buyer's buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a "designated offshore securities market" (which would include a sale through the TSXV) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any "directed selling efforts" in the United States.  For the purposes of Regulation S, "directed selling efforts" means "any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered" in the resale transaction.  Certain additional restrictions will apply to a person who is an affiliate of the Combined Company after the Amalgamation or of Apolo within 90 days before the Amalgamation other than solely by virtue of such holders status as an officer or director.

The Combined Company Common Shares issuable upon exercise of the Apolo Replacement Warrants and Apolo Replacement Options may not be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof, and the Apolo Replacement Warrants and Apolo Replacement Options may be exercised in the United States or for the account or benefit of a U.S. Person only pursuant to an available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Prior to the issuance of Combined Company Common Shares upon exercise of the Apolo Replacement Warrants and Apolo Replacement Options, the Combined Company may require evidence (which may include in an opinion of counsel) reasonably satisfactory to the Combined Company to the effect that the issuance of such Combined Company Common Shares do not require registration under the U.S. Securities Act or applicable state securities laws.

Ruckify U.S. Securityholders in the United States that receive New Apolo Common Shares as part of the Amalgamation are urged to consult with their own legal counsel to ensure that the resale of the New Apolo Common Shares complies with applicable securities legislation.

The pro forma financial information included in this Circular is presented in Canadian dollars and has been prepared in accordance with Canadian generally accepted accounting principles and IFRS, which differ from GAAP in certain material respects. As a result, they may not be directly comparable to financial statements of companies prepared in accordance with GAAP.

Enforcement by Ruckify Shareholders of civil liabilities under the United States securities laws may be affected adversely by the fact that Ruckify and Apolo are each organized under the laws of a jurisdiction other than the United States, that their officers and directors are residents of countries other than the United States, that some of the experts named in this Circular are residents of Canada and that a substantial portion of the assets of Ruckify and Apolo and such Persons are located outside of the United States. As a result, Ruckify Shareholders resident in the United States may be unable to effect service of process upon such Persons within the United States and may be unable to enforce court judgments against such Persons predicated upon civil liability provisions of the securities laws of the United States. It is uncertain whether Canadian courts or courts of other jurisdictions would enforce judgments of United States courts obtained against Ruckify and Apolo or their respective directors, officers or experts predicated upon the civil liability provisions of securities laws of the United States or impose liability in original actions against such companies or their respective directors, officers or experts predicated upon securities laws of the United States.

Each Ruckify U.S. Securityholder should consult its own tax advisor regarding the proper treatment of the Amalgamation and the ownership and disposition of the relevant securities for U.S. federal income tax purposes.

THIS TRANSACTION AND THE SECURITIES ISSUABLE IN CONNECTION WITH THE AMALGAMATION HAVE  NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

GENERAL MEETING AND PROXY INFORMATION

Record Date

The Ruckify Board did not fix a record date for the determination of Ruckify Shareholders entitled to notice of the Meeting and any adjournment thereof. Accordingly, the record date for those Ruckify Shareholders entitled to notice of and to vote at the Meeting shall be 5:00 p.m. (Toronto time) on the day immediately preceding the date on which notice of the Meeting is given (the "Record Date"). Each Registered Ruckify Shareholder is entitled to one vote for each Ruckify Share registered in his/her/its name as it appears on the registers of Ruckify on the Record Date.

Solicitation of Proxies

The enclosed proxy is being solicited by or on behalf of the management of Ruckify, for use at the Meeting and any adjournment or postponement therefor for the purposes set forth in the Notice of Meeting.  Unless otherwise stated, the information contained in this Circular is furnished as of January 15, 2021. The cost of soliciting proxies will be borne by Ruckify. While most proxies will be solicited by mail only, regular employees of Ruckify may also solicit proxies by telephone or in person. Such employees will receive no additional compensation for these services other than their regular salaries, but will be reimbursed for their reasonable expenses.

Ruckify will provide proxy-related materials to brokers, custodians, nominees and fiduciaries and will request that such materials be promptly forwarded to the Beneficial Ruckify Shareholders. Ruckify will reimburse brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses incurred in forwarding proxy materials to beneficial owners of Ruckify Shares.

All duly completed and executed proxies must be received by Odyssey Trust Company, not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time set for the Meeting or any adjournments or postponements thereof.

Voting at the Meeting

Registered Ruckify Shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. See "Attendance and Participation at the Meeting".

Beneficial Ruckify Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest and view the webcast, but will not be able to participate or vote at the Meeting. This is because Ruckify and its transfer agent do not have a record of the Beneficial Ruckify Shareholders of Ruckify, and, as a result, will have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder. If you are a Beneficial Ruckify Shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your Intermediary. See "Appointment of a Third Party as Proxy" and "Attendance and Participation at the Meeting".

Appointment of a Third Party as Proxy

The Persons named in the enclosed form of proxy are directors and/or officers of Ruckify and are representatives of Ruckify's management for the Meeting. A Registered Ruckify Shareholder has the right to appoint some other Person (who need not be a Ruckify Shareholder) to attend and to act for and on behalf of such Ruckify Shareholder at the Meeting.

Ruckify Shareholders who wish to appoint a third party proxyholder to attend, participate or vote at the Meeting as their proxy and vote their Ruckify Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a username (a "Username") to attend, participate or vote at the Meeting.

• Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such Person's name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. You may deliver the completed proxy to Odyssey Trust Company by mail using the enclosed return envelope. Alternatively, you may vote by internet at https://login.odysseytrust.com/pxlogin and by clicking "Vote". All instructions are listed on the enclosed form of proxy. Your proxy or voting instructions must be received in each case no later than 10:00 a.m. (Toronto time) on January 26, 2021 or, in the event of an adjournment, not later than two Business Days preceding the day to which the Meeting is adjourned. This MUST be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a Beneficial Ruckify Shareholder located in the United States, you must also provide Odyssey Trust Company with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details.

• Step 2: Register your proxyholder: To register a proxyholder, Ruckify Shareholders MUST send an email to ruckify@odysseytrust.com by 10:00 a.m. (Toronto time) on January 26, 2021 and provide Odyssey Trust Company with the required proxyholder contact information, number of Ruckify Shares appointed to such proxyholder, name in which the Ruckify Shares are registered if they are a Registered Ruckify Shareholder, or name of broker where the Ruckify Shares are held if a Beneficial Ruckify Shareholder, so that Odyssey Trust Company may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting.

If you are a Beneficial Ruckify Shareholder and wish to attend, participate or vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your Intermediary, follow all of the applicable instructions provided by your Intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary. Please also see further instructions below under the heading "Attendance and Participation at the Meeting".

Legal Proxy - Beneficial Ruckify Shareholders in the United States

If you are a Beneficial Ruckify Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above and below under the heading "Attendance and Participation at the Meeting", you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary included with the legal proxy form and the voting information form sent to you, or contact your Intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey Trust Company. Requests for registration from Beneficial Ruckify Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to ruckify@odysseytrust.com and received by 10:00 a.m. (Toronto time) on January 26, 2021.

Voting of Proxies and Discretion Thereof

All Ruckify Shares represented by a properly executed and deposited proxy will be voted or withheld from voting on the matters identified in the Notice of Meeting in accordance with the instructions of the Ruckify Shareholder as specified thereon. If you have appointed a Person who was designated by Ruckify to vote on your behalf as provided in the enclosed form of proxy and you do not provide any instructions concerning any matter identified in the Notice of Meeting, the Ruckify Shares represented by such proxy will be voted IN FAVOUR of the Amalgamation Resolution. The enclosed form of proxy, when properly signed, confers discretionary authority on the Person or Persons named to vote on any amendment to matters identified in the Notice of Meeting and on any other matter properly coming before the Meeting. At the time of printing of this Circular, management is not aware of any such matter; however, if such matter properly comes before the Meeting, the proxies will be voted at the discretion of the Person or Persons named therein.

Registered Ruckify Shareholders may choose to vote by proxy whether or not they are able to attend the Meeting. In order to be effective, the enclosed form of proxy must be executed by a Registered Ruckify Shareholder, exactly as his, her or its name appears on the register of shareholders of Ruckify. Additional execution instructions are set out in the notes to the enclosed proxy. The enclosed proxy must also be dated where indicated. If the date is not completed, the proxy will be deemed to be dated on the day on which it was mailed to Ruckify Shareholders.

Revocation of Proxies

A proxy given pursuant to this solicitation may be revoked at any time prior to its use. A Ruckify Shareholder who has given a proxy may revoke the proxy by:

(i) completing and signing a proxy bearing a later date and depositing it at the offices of Odyssey Trust Company, at any time up to and including the last Business Day preceding the day of the Meeting or any adjournment or postponement thereof;

(ii) depositing an instrument in writing executed by the Ruckify Shareholder or by the Ruckify Shareholder's attorney duly authorized in writing or, if the Ruckify Shareholder is a body corporate, under its corporate seal or, by a duly authorized officer or attorney either with Odyssey Trust Company, at any time up to and including the last Business Day preceding the day of the Meeting or any adjournment or postponement thereof or with the Chair of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment or postponement thereof; or

(iii) in any other manner permitted by law.

Such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

Attendance and Participation at the Meeting

Ruckify is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. Ruckify Shareholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Ruckify Shareholders must have a valid Username.

Registered Ruckify Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://web.lumiagm.com/283897948. Such persons may then enter the Meeting by clicking "I have a login" and entering a Username and password before the start of the Meeting:

• Registered Ruckify Shareholders: The control number located on the form of proxy (or in the email notification you received) is the Username. The password to the Meeting is "ruckify2021" (case sensitive). If as a Registered Ruckify Shareholder you are using your control number to login to the Meeting and you have previously voted, you do not need to vote again when the polls open. By voting at the Meeting, you will revoke your previous voting instructions received prior to the voting cut off.

• Duly appointed proxyholders: Odyssey Trust Company will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The password to the Meeting is "ruckify2021" (case sensitive). Only Registered Ruckify Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Ruckify Shareholders who have not duly appointed themselves as proxyholder will be able to attend the meeting as a guest but not be able to participate or vote at the Meeting. Ruckify Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including Beneficial Ruckify Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See "Appointment of a Third Party as Proxy". To attend as a guest, Beneficial Ruckify Shareholders should log in as a "Guest" at https://web.lumiagm.com/283897948.

Beneficial Ruckify Shareholders

The information set forth in this section is of significant importance to many Ruckify Shareholders as a number of Ruckify Shareholders do not directly hold Ruckify Shares in their own name and thus are considered Beneficial Ruckify Shareholders.

Beneficial Ruckify Shareholders should note that only proxies deposited by Registered Ruckify Shareholders can be recognized and acted upon at the Meeting.

If Ruckify Shares are listed in an account statement provided to a Ruckify Shareholder by an Intermediary, such as a brokerage firm, then, in almost all cases, those Ruckify Shares will not be registered in the Ruckify Shareholder's name on the records of Ruckify. Such Ruckify Shares will more likely be registered under the name of the Ruckify Shareholder's Intermediary or an agent of that Intermediary, and consequently the Ruckify Shareholder will be a Beneficial Ruckify Shareholder. In Canada, the vast majority of such shares are registered under the name CDS & Co. (being the registration name for the Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). The Ruckify Shares held by Intermediaries or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Ruckify Shareholder. Without specific instructions, an Intermediary and its agents are prohibited from voting Ruckify Shares for the Intermediary's clients. Therefore, Beneficial Ruckify Shareholders should ensure that instructions respecting the voting of their Ruckify Shares are communicated to the appropriate Person.

Pursuant to Canadian Securities Laws, Ruckify has distributed copies of the Meeting Materials to Intermediaries for distribution to Beneficial Ruckify Shareholders who have not waived their right to receive such materials. Beneficial Ruckify Shareholders may be forwarded a proxy already signed by the Intermediary or a voting instruction form to allow them to direct the voting of the Ruckify Shares beneficially owned by them. Although Beneficial Ruckify Shareholders may not be recognized directly at the Meeting for the purpose of voting Ruckify Shares registered in the name of their broker, agent or nominee, a Beneficial Ruckify Shareholder may attend the Meeting as a proxyholder for a Registered Ruckify Shareholder and vote their Ruckify Shares in that capacity. Beneficial Ruckify Shareholders who wish to attend the Meeting and indirectly vote their Ruckify Shares as proxyholder for a Registered Ruckify Shareholder should contact their broker, agent or nominee well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Ruckify Shares as a proxyholder.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No informed Person, none of the directors or senior officers of Ruckify, none of the Persons who have been directors or senior officers of Ruckify since the commencement of Ruckify's last completed financial year and no associate or affiliate of any of the foregoing Persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The authorized capital of Ruckify consists of an unlimited number of Ruckify Shares. As at the date hereof, there are 14,038,859 Ruckify Shares outstanding. Each Ruckify Share carries the right to one vote on any matter properly coming before the Meeting.

A quorum for meetings of Ruckify Shareholders consists of holders of a majority of the outstanding Ruckify Shares being present in person (or by representative) or by proxy. If a quorum is not obtained at any meeting, the meeting will be adjourned and may be reconvened upon not less than three Business Days' notice to the Ruckify Shareholders, at which reconvened meeting the quorum will be at least two Ruckify Shareholders present in person or by proxy at such meeting provided that only matters contained in the notice delivered with respect to the adjourned meeting will be transacted.

The Ruckify Board did not fix a record date for the determination of Ruckify Shareholders entitled to notice of the Meeting and any adjournment thereof. Accordingly, the Record Date is the day immediately preceding the date on which notice of the Meeting is given.

The following table shows, as of the date of this Circular, each Person or company who is known to Ruckify, or its directors and officers, to beneficially own, control or direct, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of Ruckify:

Name of Beneficial Owner	Number of Ruckify Shares B eneficially Owned, Controlled or Directed	Percentage of Ruckify Shares Beneficially Owned, Controlled or Directed(1)
HBAM Holding Inc.(2)	2,321,756	16.5%
Blue Sea Lake Family Trust(3)	1,774,056	12.6%

Notes:

(1) Calculated on a non-diluted basis on the basis of 14,038,859 Ruckify Shares issued and outstanding as at the date hereof.

(2) HBAM Holding Inc. is beneficially owned and controlled by Bruce Linton, a director of Ruckify.

(3) Blue Sea Lake Family Trust is controlled by Steve Cody, the Chief Executive Officer and a director of Ruckify.

PARTICULARS OF MATTERS TO BE ACTED UPON

The Business Combination

On December 21, 2020, Ruckify, Apolo and Subco entered into the Amalgamation Agreement pursuant to which Apolo will acquire all of the issued and outstanding Ruckify Shares by way of a three-cornered amalgamation between Ruckify, Apolo and Subco. As a result of the Business Combination, Ruckify and Subco will amalgamate to form Amalco, and Amalco will be a wholly-owned subsidiary of Apolo. Assuming the Business Combination becomes effective, Ruckify Shareholders will receive one New Apolo Common Share for each Ruckify Share held.

Purpose of the Business Combination

Apolo was formed as a Capital Pool Company and has been engaged in the business of identifying and evaluating properties or businesses with a view to completing a "Qualifying Transaction" as such term is defined under the policies of the TSXV. The proposed Business Combination will constitute a Qualifying Transaction for Apolo for the purposes of TSXV Policy 2.4 and is expected to result in the listing of the Combined Company Common Shares on the TSXV as a Tier 1 Technology issuer. Following completion of the Business Combination, Ruckify Shareholders will continue to have interests in the current business of Ruckify, through the ownership of Combined Company Common Shares.

Principal Steps of the Amalgamation

The Amalgamation is proposed to be conducted pursuant to the provisions of the CBCA and in accordance with the terms of the Amalgamation Agreement. The Amalgamation Agreement and the resulting Amalgamation is summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is available under Apolo's issuer profile on SEDAR at www.sedar.com and upon request from Ruckify at 1-800-674-3636.

Pursuant to the Amalgamation Agreement, at the Effective Time:

1. Subco and Ruckify will amalgamate and will continue as Amalco with the name "Ruckify Inc.";

2. Subco and Ruckify will cease to exist as entities separate from Amalco. Amalco will possess all the property, rights, privileges and franchises and be subject to all the liabilities and obligations, including civil, criminal and quasi-criminal, and all the contracts, disabilities and debts of each of Subco and Ruckify;

3. each holder of Ruckify Shares (excluding Dissenting Shareholders, other than Dissenting Shareholders to whom Subsection 2.3(b) of the Amalgamation Agreement applies) will receive one fully paid and non-assessable New Apolo Common Share for each Ruckify Share held by such holder immediately prior to the Amalgamation, following which all such Ruckify Shares will be cancelled;

4. Apolo will receive one fully paid and non-assessable Amalco Share for each one Subco Share held by Apolo immediately prior to the Amalgamation, following which such Subco Shares will be cancelled;

5. in consideration of the issuance of New Apolo Common Shares to the Ruckify Shareholders, Amalco will issue to Apolo one Amalco Share for each New Apolo Common Share issued to former Ruckify Shareholders;

6. Apolo will add to the stated capital maintained in respect of the New Apolo Common Shares an amount equal to the aggregate paid-up capital (for the purposes of the Tax Act) immediately prior to the Amalgamation of the Ruckify Shares, other than Ruckify Shares held by Dissenting Shareholders;

7. Amalco will add to the stated capital maintained in respect of the Amalco Shares an amount such that the stated capital of the Amalco Shares will be equal to the aggregate paid-up capital for purposes of the Tax Act of the Subco Shares and Ruckify Shares immediately prior to the Amalgamation;

8. no fractional New Apolo Common Shares will be issued to holders of Ruckify Shares. In lieu of any fractional entitlement, the number of New Apolo Common Shares issued to each former holder of Ruckify Shares will be rounded down to the next lesser whole number of New Apolo Common Shares;

9. Apolo will be entitled to deduct and withhold from any consideration otherwise payable pursuant to transactions contemplated by the Amalgamation Agreement to any holder of Ruckify Shares such amounts as it determines are required or permitted to be deducted and withheld with respect to such payment under the Tax Act or any provision of provincial, state, local or foreign tax law, in each case as amended; to the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the Ruckify Shares in respect of which such deduction and withholding were made, provided that such withheld amounts are actually remitted to the appropriate taxing authority; and

10. Amalco will become a wholly-owned subsidiary of Apolo.

Following receipt of Apolo Shareholder approval of the Apolo Consolidation Resolution and Name Change Resolution, and approval by the Ruckify Shareholders of the Amalgamation Resolution, immediately prior to the filing of the Articles of Amalgamation, Apolo will complete and file the Articles of Amendment in accordance with the requirements of the OBCA with the OBCA Director giving effect to the Consolidation and Name Change.

The by-laws of Amalco will be the existing by-laws of Ruckify, a copy of which may be examined during business hours, in accordance with Section 21 of the CBCA, at 3 Shamrock Place, Ottawa, Ontario K2R 1A9.

A Dissenting Shareholder will cease to have any rights as a holder of Ruckify Shares other than the right to be paid the fair value of such Dissenting Shareholder's Ruckify Shares pursuant to Section 190 of the CBCA except in certain circumstances.

The Amalgamation Agreement may be terminated at any time prior to the Effective Time: (a) by mutual written consent of Apolo, Subco and Ruckify; (b) by Apolo or Ruckify if a condition in its favour or a mutual condition is not satisfied by the Termination Date (or any earlier date by which such condition is required to be satisfied) except where such failure is the result of a breach of the Amalgamation Agreement by such party; (c) by Apolo or Ruckify if there has been a breach of any of the representations, warranties, covenants and agreements on the part of the other party (the "Breaching Party") set forth in the Amalgamation Agreement, which breach has or is likely to result in the failure of the conditions set forth in Section 8.1, Section 9.1 or Section 10.1 of the Amalgamation Agreement, as the case may be, to be satisfied and in each case has not been cured within five Business Days following receipt by the Breaching Party of notice of such breach from the non-Breaching Party; (d) by Apolo or Ruckify if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Business Combination has become final and non-appealable; (e) by Apolo or Ruckify if the Business Combination is not completed by the Termination Date provided that the party then seeking to terminate the Amalgamation Agreement is not then in default of any of its obligations thereunder; and (f) by Apolo or Ruckify if the other party has breached the provisions of Section 7.10 of the Amalgamation Agreement in any material manner.

Treatment of Convertible Securities

Ruckify Options and Ruckify Warrants

In accordance with the terms of the Amalgamation Agreement, each Ruckify Option outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and exchanged for one option  of Apolo (each, an "Apolo Replacement Option") entitling the holder thereof to acquire (on substantially the same terms and conditions as were applicable to such Ruckify Option immediately before the Effective Time under the agreement evidencing the grant), the number (rounded down to the nearest whole number) of New Apolo Common Shares equal to the number of Ruckify Shares subject to such Ruckify Option immediately prior to the Effective Time. The exercise price per New Apolo Common Share subject to any such Apolo Replacement Option will be equal to the exercise price per Ruckify Share subject to such Ruckify Option immediately before the Effective Time, provided that the exercise price will be adjusted to the extent, if any, required to ensure that the Apolo Replacement Option In The Money Amount immediately after the exchange does not exceed the Ruckify Option In the Money Amount of the exchanged Ruckify Option immediately before the Effective Time so that subsection 7(1.4) of the Tax Act, if otherwise applicable, will apply to the exchange of the Ruckify Options.

The Apolo Options outstanding immediately before the Effective Time will continue in effect unamended, except to the extent their terms will be adjusted (in accordance with the terms of such Apolo Options) to reflect the Consolidation (including the number of New Apolo Common Shares issuable thereunder and the exercise price of each Apolo Option), and following the completion of the Business Combination, the Apolo Options will remain in effect until the earlier of: (i) the date that is 12 months from the Effective Date; and (ii) the original expiry date(s) of such Apolo Options.

Each Ruckify Warrant outstanding immediately prior to the Effective Time will be cancelled and exchanged for one warrant of Apolo (each, an "Apolo Replacement Warrant") entitling the holder thereof to acquire (on substantially the same terms and conditions as were applicable to such Ruckify Warrant immediately before the Effective Time under the agreement evidencing the grant) one New Apolo Common Share at the same exercise price per New Apolo Common Share as the Ruckify Warrant.

Background to the Amalgamation

The provisions of the proposed Amalgamation and Business Combination are the result of arm's length negotiations conducted between independent representatives of Ruckify, Apolo and their respective advisors. The following is a summary of the background to the proposed Business Combination.

On November 10, 2020, Ruckify and Apolo entered into a binding letter agreement, wherein it was proposed that Apolo would acquire by way of a business combination, all of the Ruckify Shares in exchange for Apolo Common Shares, subject to a number of conditions.

On December 21, 2020, Ruckify, Apolo and Subco executed the definitive Amalgamation Agreement. Ruckify Shareholders are encouraged to read the Amalgamation Agreement, which contemplates the business combination of Ruckify and Apolo by way of the Amalgamation. The Amalgamation Agreement is not being submitted to Ruckify Shareholders for approval, but gives additional background to the Amalgamation. The Amalgamation Agreement is available under Apolo's issuer profile on SEDAR at www.sedar.com and upon request from Ruckify at 1-800-674-3636.

Benefits of the Amalgamation

The Ruckify Board and senior management of Ruckify believe that the Amalgamation is in the best interests of Ruckify and the Ruckify Shareholders and that the Amalgamation provides a number of benefits for Ruckify Shareholders including the following:

1. by combining Ruckify with Apolo, the Combined Company will be a larger company than either Ruckify or Apolo alone and will have a larger asset and shareholder base, anticipated greater financial resources and anticipated greater access to services to develop Ruckify's business;

2. it is expected that the Business Combination will result in greater liquidity for Ruckify Shareholders based on the consolidated capitalization of the Combined Company and the listing and trading of the Combined Company Common Shares on the TSXV;

3. Ruckify Shareholders are being provided with an opportunity to receive Combined Company Common Shares for their Ruckify Shares and thereby maintain their holdings in Ruckify's business through the Combined Company; and

4. as a TSXV listed company, the Combined Company may have greater access to capital markets.

Information Concerning the Combined Company

On completion of the Amalgamation, the Combined Company's material assets will be the same as those possessed by Ruckify prior to the Business Combination and the Amalgamation. Additional information about the Combined Company is attached to this Circular as Schedule C.

Recommendation of the Ruckify Board

The Ruckify Board has considered the proposed Amalgamation on the terms and conditions as provided in the Amalgamation Agreement and has approved the Amalgamation and the entering into of the Amalgamation Agreement. The members of the Ruckify Board have unanimously determined that the Amalgamation is in the best interests of Ruckify and recommend that the Ruckify Shareholders vote IN FAVOUR of the Amalgamation Resolution.

In arriving at its conclusion, the Ruckify Board considered the following, among other matters:

(a) the terms of the Amalgamation;

(b) the procedures by which the Amalgamation is to be approved, including the requirement for approval by special resolution of the Ruckify Shareholders at the Meeting;

(c) the availability of Dissent Rights to Ruckify Shareholders with respect to the Amalgamation;

(d) information with respect to the financial condition, business and operations, on both a historical and prospective basis, of both Apolo and Ruckify, including information in respect of Ruckify and Apolo on a pro forma consolidated basis;

(e) current industry, economic and market conditions and trends; and

(f) the benefits of the Amalgamation set forth under "Benefits of the Amalgamation" herein.

The Ruckify Board also identified and considered disadvantages associated with the Amalgamation, including that the Ruckify Shareholders after the Amalgamation will be subject to:

(a) dilution of their interest in Ruckify's business through their diluted percentage holding in Apolo following completion of the Amalgamation;

(b) the risk factors applicable to Apolo; and

(c) the possibility that there may be adverse tax consequences to certain holders of securities of Ruckify.

In view of the variety of factors considered in connection with its evaluation of the Amalgamation, the Ruckify Board did not find it practicable to quantify or otherwise assign relative weights to the specific factors in reaching its determination as to the fairness of the Amalgamation.

Conditions for the Amalgamation to Become Effective

Required Shareholder Approvals

A condition of the Amalgamation is that the holders of not less than two-thirds of the Ruckify Shares present or represented by proxy and entitled to vote at the Meeting vote in favour of the Amalgamation Resolution.

Apolo must pass a written resolution as the sole shareholder of Subco to authorize Subco to enter into the Amalgamation.

Apolo must call a meeting of Apolo Shareholders (the "Apolo Meeting") to obtain the approval of the Apolo Shareholders of:

1. the Apolo Consolidation Resolution;

2. the Name Change Resolution;

3. the Apolo Board Resolution; and

4. the Apolo Option Plan Resolution.

Each of the Apolo Consolidation Resolution and the Name Change Resolution must be approved by special resolution in order to become effective. To pass, a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by the Apolo Shareholders present or represented by proxy at the Apolo Meeting.

Approval of the TSXV

The Amalgamation Agreement provides that receipt of all regulatory approvals, including the conditional approval of the TSXV of the listing of the Apolo Common Shares to be issued as consideration for the Ruckify Shares in connection with the Amalgamation, is a condition precedent to the Amalgamation becoming effective.

Principal Conditions Precedent to Completion of the Transaction

Pursuant to the Amalgamation Agreement, the Business Combination is subject to certain conditions precedent, as follows:

a. Pursuant to the Amalgamation Agreement, there will not have occurred any Material Adverse Change (as such term is defined in the Amalgamation Agreement) in either of Ruckify, Apolo or Subco since the date of the Amalgamation Agreement.

b. The Apolo Shareholders will have approved the Apolo Consolidation Resolution, the Name Change Resolution, the Apolo Board Resolution and the Apolo Option Plan Resolution at the Apolo Meeting and the shareholder of Subco will have approved the Amalgamation.

c. The Ruckify Shareholders will have approved the Amalgamation Resolution.

d. Apolo will have filed the Articles of Amendment in accordance with the OBCA in respect of the Consolidation and Name Change and the Consolidation and Name Change will have become effective.

e. The New Apolo Common Shares (including the New Apolo Common Shares issuable upon exercise of the Apolo Replacement Options and the Apolo Replacement Warrants) to be issued pursuant to the Amalgamation will have been approved for listing on the TSXV, subject to standard conditions, on the Effective Date or as soon as practicable thereafter.

f. The distribution of Amalco Shares and the New Apolo Common Shares pursuant to the Amalgamation will be exempt from the prospectus and registration requirements of applicable Canadian Securities Laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces of Canada or by virtue of applicable exemptions under Canadian Securities Laws and will not be subject to resale restrictions under applicable Canadian Securities Laws (other than as mandated by the TSXV or as applicable to control persons).

g. Dissent Rights will have been exercised in respect of no more than 5% of the issued and outstanding Ruckify Shares pursuant to the CBCA.

Listing and Resale of New Apolo Common Shares

Apolo will apply to list the New Apolo Common Shares issuable by Apolo in accordance with the Business Combination on the TSXV. It is also a condition of closing of the Business Combination that Apolo will have obtained conditional approval for listing of the New Apolo Common Shares issuable to Ruckify Shareholders pursuant to the Business Combination on the TSXV. The issue of New Apolo Common Shares pursuant to the Business Combination will constitute distributions of securities that are exempt from the prospectus requirements of applicable Canadian Securities Laws. The New Apolo Common Shares issued pursuant to the Business Combination may be resold in each province and territory of Canada, provided: (i) that Apolo is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a "control distribution" as defined in National Instrument 45-102 - Resale of Securities; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling security holder is an "insider" or "officer" of Apolo (as such terms are defined by applicable Canadian Securities Laws), the insider or officer has no reasonable grounds to believe that Apolo is in default of applicable Canadian Securities Laws. Each Ruckify Shareholder is urged to consult the holder's professional advisors with respect to restrictions applicable to trades in New Apolo Common Shares under applicable securities laws.

Exchange of Securities

Following the Amalgamation and as of the Effective Time, the former Registered Ruckify Shareholders, other than the Dissenting Shareholders, will be deemed to be holders of Combined Company Common Shares. As soon as practicable following the Effective Time, Odyssey Trust Company, as the transfer agent of the Combined Company Common Shares, will deliver share certificates or direct registration system advices to all Registered Ruckify Shareholders at the close of business on the Distribution Record Date and advise them of their post-Business Combination holdings. The share certificates or direct registration advices will replace any existing share certificates representing Ruckify Shares. Such share certificates or direct registration advices will be sent by first class mail or, in the case of direct registration advices by email if an email address is provided on the lists of Registered Ruckify Shareholders maintained by Odyssey Trust Company in respect of each of the Ruckify Shares (the "Registered Ruckify Shareholders List"), or other delivery to the most recent address of the Registered Ruckify Shareholder on the Registered Ruckify Shareholders List. No further action is required on behalf of Registered Ruckify Shareholders but to the extent that you would like to confirm the address on file maintained by Odyssey Trust Company, please contact https://odysseycontact.com in advance of the Effective Time.

Fractional Shares

No fractional Combined Company Common Shares will be issued in connection with the Amalgamation. In lieu of any fractional entitlements, the number of Combined Company Common Shares issued to each former Ruckify Shareholders will be rounded down to the next lesser whole number of Combined Company Common Shares.

BUSINESS OF THE MEETING

Amalgamation

Ruckify, Apolo and Subco entered into the Amalgamation Agreement providing for the completion of the Amalgamation. The Amalgamation is subject to certain other conditions set forth in the Amalgamation Agreement, a copy of which is available on Apolo's issuer profile on SEDAR at www.sedar.com and upon request from Ruckify at 1-800-674-3636. Additional information regarding the Amalgamation and the Amalgamation Agreement is set out elsewhere in this Circular.

At the Meeting, the Ruckify Shareholders will be asked to consider and, if deemed advisable, to approve, with or without variation, the Amalgamation Resolution, the full text of which is reproduced at Schedule A to this Circular.

To be effective, the Amalgamation Resolution requires the affirmative vote of not less than two-thirds of the votes cast by Ruckify Shareholders present or represented by proxy and entitled to vote at the Meeting. Unless otherwise indicated, the Persons designated as proxyholders in the accompanying form of proxy will vote the Ruckify Shares represented by such form of proxy IN FAVOUR of the Amalgamation Resolution. If you do not specify how you want your Ruckify Shares voted at the Meeting, the Persons designated as proxyholders in the accompanying form of proxy will cast the votes represented by your proxy at the Meeting IN FAVOUR of the Amalgamation Resolution.

The Ruckify Board unanimously recommends that Ruckify Shareholders vote IN FAVOUR of the Amalgamation Resolution at the Meeting. See "Particulars to be Acted Upon - Recommendation of the Ruckify Board".

It is a condition precedent to the completion of the Business Combination that the Ruckify Shareholders approve the Amalgamation Resolution. If the Amalgamation Resolution does not receive the requisite approval from the Ruckify Shareholders, the Amalgamation and, therefore, the Business Combination will not proceed.

Registered Ruckify Shareholders are entitled to dissent in respect of the Amalgamation Resolution in the manner provided in Section 190 of the CBCA. A summary of the rights of Registered Ruckify Shareholders to dissent is set forth below under the heading "Dissent Rights" and Section 190 of the CBCA is reproduced in its entirety at Schedule B to this Circular. Ruckify Shareholders are not entitled to dissent with respect to any other matter that may be considered at the Meeting.

DISSENT RIGHTS

Ruckify Shareholders are entitled to exercise Dissent Rights with respect to the Amalgamation Resolution in the manner specified in Section 190 of the CBCA. Section 190 of the CBCA is reproduced in its entirety and attached to this Circular as Schedule B. The following summary is qualified by the provisions of Section 190 of the CBCA.

The obligations of Ruckify to complete the Amalgamation is subject to the condition that the holders of not more than 5% of the outstanding Ruckify Shares exercise Dissent Rights with respect to the Amalgamation Resolution.

In the event the Amalgamation Resolution becomes effective, any Dissenting Shareholder who complies with Section 190 of the CBCA will be entitled to be paid by Amalco the fair value for the Ruckify Shares held by such Dissenting Shareholder determined as of the close of business on the day before the Amalgamation Resolution was adopted.

A Registered Ruckify Shareholder who wishes to exercise Dissent Rights must send a written notice of dissent ("Notice of Dissent") to Ruckify, such that it is received by Ruckify not later than 11:30 a.m. (Toronto time) on the Business Day immediately preceding the day of the Meeting (or any postponement or adjournment thereof), at 40 King Street West, Suite 2100, Toronto, Ontario M5H 3C2, Attention: Jonathan Sherman.

Beneficial Ruckify Shareholders who wish to dissent, should be aware that only the registered owner of such Ruckify Shares is entitled to dissent. Accordingly, a Beneficial Ruckify Shareholder desiring to exercise his, her or its right of dissent must make arrangements for the Ruckify Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the applicable resolution is required to be received by Ruckify or, alternatively, make arrangements for the registered holder of his, her or its Ruckify Shares to dissent on his, her or its behalf.

Within ten days after the Ruckify Shareholders adopt the Amalgamation Resolution, Ruckify will send to each Dissenting Shareholder who has filed a Notice of Dissent a notice stating that the Amalgamation Resolution has been adopted (the "Ruckify Notice"). A Ruckify Notice is not required to be sent to any Registered Ruckify Shareholder who voted for the Amalgamation Resolution or who has withdrawn its Notice of Dissent.

The Dissenting Shareholder must, within 20 days after receipt of the Ruckify Notice or, if the Dissenting Shareholder does not receive a Ruckify Notice, within 20 days after learning that the Amalgamation Resolution has been adopted, send to Ruckify a written notice (the "Demand Notice") containing the Dissenting Shareholder's name and address, the number of Ruckify Shares in respect of which the Dissenting Shareholder dissents and a demand for payment of the fair value of such Ruckify Shares. A Dissenting Shareholder must, within 30 days after sending the Demand Notice, send the certificate(s) representing the Ruckify Shares in respect of which the Dissenting Shareholder dissents to Ruckify or else the Dissenting Shareholder will lose such right to make a claim for the fair value of the Ruckify Shares. On sending the Demand Notice, the Dissenting Shareholder ceases to have any rights as a Ruckify Shareholder except the right to be paid the fair value of his, her or its Ruckify Shares in respect of which the dissent has been given, except where the Registered Ruckify Shareholder withdraws the Demand Notice before Ruckify sends its Offer to Purchase, or Ruckify decides not to proceed with the Amalgamation, in which case such Registered Ruckify Shareholder's rights are reinstated as of the date the Dissenting Shareholder sent the Demand Notice.

Amalco is required, not later than seven days after the later of the Effective Date or the date Amalco receives a Demand Notice, to deliver to each Dissenting Shareholder a written offer (the "Offer to Purchase") to pay for the Ruckify Shares held by the Dissenting Shareholder in an amount considered by the directors of Amalco to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Purchase will be on the same terms as all other Offers to Purchase for the same class and series of Ruckify Shares. Dissenting Shareholders who accept the Offer to Purchase will, unless such payment is prohibited by the CBCA, be paid within ten days. The Offer to Purchase lapses if Amalco does not receive an acceptance within 30 days after the date on which the Offer to Purchase was made.

If Amalco fails to make the Offer to Purchase, or the Dissenting Shareholder fails to accept the Offer to Purchase, Amalco may apply to the Ontario Court to fix a fair value for the Ruckify Shares held by Dissenting Shareholders within 50 days after the Effective Date or within such further period as the Ontario Court may allow. Upon any such application by Amalco, Amalco will notify each affected Dissenting Shareholder of the date, place and consequences of the application and of such Dissenting Shareholder's right to appear and be heard in person or by counsel. If Amalco fails to make such an application, a Dissenting Shareholder has the right to so apply to the Ontario Court within a further period of 20 days or within such further period as the Ontario Court may allow. All Dissenting Shareholders whose Ruckify Shares have not been purchased by Amalco will be joined as parties to the application and will be bound by the decision of the Ontario Court. The Ontario Court may determine whether any Person is a Dissenting Shareholder who should be joined as a party and the Ontario Court will fix a fair value for the Ruckify Shares of all Dissenting Shareholders. In its discretion, the Ontario Court may appoint one or more appraisers to assist the court to fix a fair value for the Ruckify Shares of the Dissenting Shareholder. The Ontario Court may include, in its discretion, a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the Effective Date until the date of payment. The final order of the Ontario Court would be rendered against Amalco in favour of each Dissenting Shareholder and for the number of Ruckify Shares as fixed by the Ontario Court.

The foregoing is only a summary of the provisions of Section 190 of the CBCA, which provisions are technical and complex. It is suggested that any Ruckify Shareholder wishing to exercise Dissent Rights seek legal advice as failure to comply strictly with the provisions of the CBCA may prejudice such shareholder's Dissent Rights. For a general summary of certain income tax implications to a Dissenting Shareholder, see "Certain Canadian Federal Income Tax Considerations".

ADDITIONAL INFORMATION REGARDING RUCKIFY

Ruckify Shareholders may contact Ruckify in order to request copies of Ruckify's consolidated financial statements at the offices of Ruckify at 3 Shamrock Place, Ottawa, Ontario K2R 1A9, Attention: Dean Cosman, Chief Financial Officer.

ADDITIONAL INFORMATION REGARDING APOLO

Additional information relating to Apolo may be found under Apolo's issuer profile on SEDAR at www.sedar.com. Additional financial information is available in Apolo's audited financial statements together with the auditor's report thereon for their most recently completed fiscal period year and their management's discussion and analysis in relation thereto, which are available on SEDAR at www.sedar.com.

OTHER BUSINESS

As of the date of this Circular, the Ruckify Board does not know of any other matters to be brought to the Meeting, other than those set forth in the Notice of Meeting. If other matters are properly brought before the Meeting, the Persons named in the enclosed proxy will vote the proxy on such matters in accordance with their best judgment.

BOARD APPROVAL

The contents and the sending of the Notice of Meeting and this Circular have been approved by the board of directors of Ruckify.

DATED: January 15, 2021

(Signed) "Bruce Linton"
Bruce Linton
Director

A-1

SCHEDULE A
AMALGAMATION RESOLUTION

BE IT RESOLVED THAT:

1. the amalgamation (the "Amalgamation") under Section 181 of the Canada Business Corporations Act (the "CBCA") between Ruckify Inc. ("Ruckify") and 12574837 Canada Inc. ("Subco"), a wholly-owned subsidiary of Apolo III Acquisition Corp. ("Apolo"), to form a new amalgamated company ("Amalco") pursuant to which, among other things, former Ruckify shareholders (except a registered Ruckify shareholder who exercises the right to dissent from this special resolution) will receive one common share of Apolo (on a post-consolidation basis) for every one Ruckify common share, all as set forth in the amalgamation agreement dated as of December 21, 2020, as amended from time to time, among Ruckify, Apolo and Subco (the "Amalgamation Agreement") is hereby authorized, approved and adopted;

2. the Amalgamation Agreement, the actions of the directors in approving the Amalgamation and the actions of the directors and officers of Ruckify in executing and delivering the Amalgamation Agreement are hereby confirmed, ratified and approved;

3. notwithstanding that this special resolution has been passed (and the Amalgamation approved) by the shareholders of Ruckify, the directors of Ruckify are hereby authorized and empowered, without further notice to or approval of the shareholders of Ruckify, not to proceed with the Amalgamation at any time prior to the issue of a certificate giving effect to the Amalgamation;

4. any officer or director of Ruckify is hereby authorized, acting for, in the name of and on behalf of Ruckify, to execute, under the seal of Ruckify or otherwise, and to deliver for filing Articles of Amalgamation and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Amalgamation Agreement; and

5. any one or more directors or officers of Ruckify is hereby authorized, for and on behalf and in the name of Ruckify, to execute and deliver, whether under corporate seal of Ruckify or otherwise, all such other agreements, forms, waivers, notices, certificates, confirmations and other documents and instruments, and to do or cause to be done all such other acts and things, as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, and the completion of the Amalgamation in accordance with the terms of the Amalgamation Agreement, including:

(a) all actions required to be taken by or on behalf of Ruckify, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b) the signing of the certificates, consents and other documents or declarations required in accordance with the Amalgamation Agreement or otherwise to be entered into by Ruckify;

such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

SCHEDULE B
DISSENT RIGHTS UNDER SECTION 190 OF THE CBCA

190(1) Right to dissent
Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeeze-out transaction.

190(2) Further right
A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

190(2.1) If one class of shares
The right to dissent described in subsection (2) applies even if there is only one class of shares.

190(3) Payment for shares
In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

190(4) No partial dissent
A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

190(5) Objection
A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

190(6) Notice of resolution
The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

190(7) Demand for payment
A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder's name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

190(8) Share certificate
A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

190(9) Forfeiture
A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

190(10) Endorsing certificate
A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the  dissenting shareholder.

190(11) Suspension of rights
On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

190(12) Offer to pay
A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

190(13) Same terms
Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

190(14) Payment
Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

190(15) Corporation may apply to court
Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

190(16) Shareholder application to court
If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

190(17) Venue
An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

190(18) No security for costs
A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

190(19) Parties
On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

190(20) Powers of court
On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

190(21) Appraisers
A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

190(22) Final order
The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of his shares as fixed by the court.

190(23) Interest
A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

190(24) Notice that subsection (26) applies
If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

190(25) Effect where subsection (26) applies
If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

190(26) Limitation
A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

SCHEDULE C
INFORMATION CONCERNING THE COMBINED COMPANY

Corporate Structure

Name and Incorporation

On completion of the Business Combination, Amalco will be a wholly-owned subsidiary of the Combined Company governed by the federal laws of Canada. The Combined Company will change its name to "Ruckify Corporation" and will continue to be governed by the laws of the Province of Ontario and continue the operations of Ruckify.

It is expected that the business operations of the Combined Company will be managed from Ruckify's current head office located at 3 Shamrock Place, Ottawa, Ontario K2R 1A9.

Intercorporate Relationships

At the Effective Time, Ruckify and Subco will be amalgamated and will continue as Amalco subject to the terms and conditions of the Amalgamation Agreement. As a result, the Combined Company will directly own all of the issued and outstanding Amalco Shares.

The following diagram sets forth the corporate structure of the Combined Company following the Business Combination:

Description of the Business of the Combined Company

On completion of the Business Combination, the Combined Company will carry on the business of Ruckify, which operates an online person-to-person rental marketplace using Ruckify's platform and a fully integrated software as a service solution that helps small businesses improve and simplify their operations using Better Software's platform.

Description of Securities

The authorized share capital of the Combined Company will be the same as the currently authorized share capital of Apolo. The rights associated with each Combined Company Common Share will be the same as the rights associated with each Apolo Common Share and the rights associated with each Combined Company Preferred Share will be the same as the rights associated with each Apolo Preferred Share. The Combined Company will have an unlimited number of Combined Company Common Shares and an unlimited number of Combined Company Preferred Shares authorized for issuance.

Each Combined Company Common Share will carry one vote at all meetings of shareholders, will carry the right to receive a proportionate share, on a per share basis, of the assets of the Combined Company available for distribution in the event of a liquidation, dissolution, or winding-up of the Combined Company and the right to receive any dividend if declared by the Combined Company. The Combined Company Preferred Shares may be issued from time to time in one or more series, each series consisting of the number of shares and having the designation, rights, privileges, restrictions and conditions which the Combined Company Board determines prior to the issue thereof. The Combined Company Preferred Shares will rank prior to the Combined Company Common Shares with respect to the payment of dividends and distribution in the event of liquidation, dissolution or winding-up of the Combined Company.

Upon completion of the Business Combination, after taking into effect the Consolidation, it is anticipated that there will be approximately 14,275,359 Combined Company Common Shares issued and outstanding and nil Combined Company Preferred Shares issued and outstanding.

Following completion of the Business Combination and the Consolidation, it is anticipated that there will a total of 906,589 Combined Company Options and 185,336 Combined Company Warrants issued and outstanding.

Unaudited Pro-Forma Financial Information

The unaudited pro forma consolidated financial statements of the Combined Company and accompanying notes are included in Schedule D to the Circular. The following selected unaudited pro forma consolidated financial information is based on the assumptions described in the respective notes to the unaudited pro forma consolidated financial statements included in Schedule D to the Circular.

Pro Forma Balance Sheet ($)(1)	Apolo as at September 30, 2020	Ruckify as at September 30, 2020	Pro Forma Adjustments	Combined Company Pro Forma(2)

Current Assets	468	1,891	6,478	8,837

Total Assets	468	3,714	6,478	10,660

Current Liabilities	74	1,120	250	1,444

Total Liabilities	74	1,180	250	1,504

Total Shareholders' Equity	394	2,534	6,228	9,156

Notes:

1. ($) Figures are reflected in thousands.

2. These figures include the aggregate gross proceeds of $6,916,456 resulting from the Ruckify's private placement of 1,729,114 Ruckify Shares at a price of $4.00 per Ruckify Share.

Pro-Forma Consolidated Capitalization

The following table sets forth the approximate capitalization of the Combined Company after giving effect to the Business Combination and Consolidation.

Designation of Security	Amount Authorized or to be Authorized	Amount Outstanding After Giving Effect to the Business Combination and Consolidation	Percentage (%)
Combined Company Common Shares	Unlimited	14,275,359	92.9%
Combined Company Preferred Shares	Unlimited	Nil	Nil
Combined Company Options	N/A	906,589	5.9%
Combined Company Warrants	N/A	185,336	1.2%
Total number of securities (fully diluted)		15,367,284	100%

Dividends

The proposed directors of the Combined Company anticipate that the Combined Company will retain all future earnings and other cash resources for the future operation and development of its business, and accordingly, do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of the Combined Company Board after taking into account many factors, including the Combined Company's operating results, financial condition and anticipated cash assets.

Principal Securityholders

To the best of the knowledge of the directors and officers of Ruckify and Apolo, there will be no Persons or companies who will beneficially own, directly or indirectly, or exercise control or direction over, the Combined Company Common Shares carrying more than 10% of the voting rights attached to the Combined Company Common Shares after giving effect to the Business Combination and Consolidation other than as set out below:

Name	Ruckify Shares	Percentage of Outstanding Ruckify Shares(1)	Approximate Combined Company Common Shares held following completion of the Business Combination and Consolidation	Percentage of Outstanding Combined Company Common Shares following completion of the Business Combination and Consolidation(2)
HBAM Holding Inc.(3)	2,321,756	16.5%	2,321,756	16.2%
Blue Sea Lake Family Trust (4)	1,774,056	12.6%	1,774,056	12.4%

Notes:

(1) Calculated on a non-diluted basis on the basis of 14,038,859 Ruckify Shares issued and outstanding as at the date hereof.

(2) Calculated on a non-diluted basis on the basis of approximately 14,275,359 Combined Company Common Shares issued and outstanding following completion of the Business Combination and Consolidation.

(3) HBAM Holding Inc. is beneficially owned by Bruce Linton, a director of Ruckify.

(4) Blue Sea Lake Family Trust is controlled by Steve Cody, the Chief Executive Officer and a director of Ruckify.

Officers and Directors of the Combined Company

Officers

Following the completion of the Business Combination, the Combined Company will continue to be led by the current Ruckify management team, including Steve Cody as Chief Executive Officer, Dean Cosman as Chief Financial Officer and Graham Brown as Chief Technology Officer.

Directors

The Combined Company Board will consist of the following five members: Steve Cody, Bruce Linton, Lorraine Mastersmith, Joseph Mimran and Chris Schnarr.

Executive Compensation

Upon completion of the Business Combination, it is expected that the Combined Company will have four named executive officers ("NEOs") being Steve Cody as Chief Executive Officer, Dean Cosman as Chief Financial Officer, Graham Brown as Chief Technology Officer and Brad Cody as Vice President of Business Operations.

The Combined Company's compensation philosophy for its executive officers will follow three underlying principles: (i) to provide compensation packages that encourage and motivate performance; (ii) to be competitive with other companies in the industry in which it operates, which are of similar size and scope of operations, so as to attract and retain talented executives; and (iii) to align the interests of its executive officers with the long-term interests of the Combined Company and its shareholders through stock related programs.

Compensation for the NEOs of the Combined Company will be the same as the compensation for the NEOs of Ruckify.

Base Salary

The Combined Company intends to pay base salaries that are competitive in the markets in which the Combined Company operates.

Stock Options

The Combined Company intends to adopt the New Stock Option Plan for directors, officers, employees and consultants of the Combined Company and its subsidiaries to be in effect upon the completion of the Business Combination. The full text of the New Stock Option Plan is set out in the Apolo Circular, a copy of which is available under Apolo's issuer profile on SEDAR at www.sedar.com.

Compensation of Executive Officers

It is expected that the Combined Company Board will approve targeted amounts of annual incentives for each NEO at the beginning of each financial year. The targeted amounts are expected to be determined by the Nominating and Governance Committee (the "Governance Committee") based on a number of factors, including comparable compensation of similar companies. Achieving predetermined individual and/or corporate targets and objectives, as well as general performance in day-to-day corporate activities, is expected to trigger the award of a bonus payment to the NEOs. The NEOs are expected to receive a partial or full incentive payment depending on the number of the predetermined targets met and the Governance Committee's and the Combined Company Board's assessment of overall performance. It is expected that the determination as to whether a target has been met will ultimately be made by the Combined Company Board and the Combined Company Board will reserve the right to make positive or negative adjustments to any bonus payment if they consider them to be appropriate. At or prior to the Effective Time, the Combined Company expects to enter into employment and/or consulting agreements with each of its NEOs, pursuant to which the NEOs will provide management and administrative services to, and be compensated for those services by, the Combined Company.

Compensation of Directors

Compensation of the directors of the Combined Company is not known as the date of this Circular. The directors of the Combined Company may be granted Combined Company Options in recognition of the time and effort that such directors devote to the Combined Company. The timing, amounts and exercise price will be determined in the discretion of the Combined Company Board following completion of the Business Combination. The Combined Company may adopt a cash compensation program for its directors for cash retainers, meeting fees or for serving on committees. The Combined Company will reimburse directors for all reasonable out-of-pocket expenses incurred in carrying out their duties as directors of the Combined Company.

Stock Exchange Listing

Following the completion of the Business Combination, it is contemplated that the Combined Company Common Shares will be listed on the TSXV the symbol "RUCK".

Auditor

Following the completion of the Business Combination, the auditor for the Combined Company will be Welch LLP, at its offices located at 123 Slater Street, 3rd Floor, Ottawa, Ontario K1P 5H2.

Transfer Agent and Registrar

Following the completion of the Business Combination, the transfer agent and registrar of the Combined Company be Odyssey Trust Company at its offices located at Suite 702 - 67 Yonge Street, Toronto, Ontario M5E 1J8.

D-1

SCHEDULE D
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(Attached)

Ruckify Corporation

Pro Forma Consolidated Statement of Financial Position
As of September 30, 2020

Ruckify Corporation
Pro Forma Consolidated Statement of Financial Position as of September 30, 2020
(in thousands of Canadian dollars, except share amounts)
(Unaudited)

	Ruckify Inc.	Apolo	Pro Forma Adjustments	Notes	Ruckify Corporation

Assets
Current assets
Cash and cash equivalents	784	468	6,478	a	7,730
Trade and other receivables	237	-	-		237
Investment tax credit receivable	826	-	-		826
Prepaid expenses	44	-	-		44
Total current assets	1,891	468	6,478		8,837
Property and equipment, net	192	-	-		192
Intangible assets, net	357	-	-		357
Goodwill	1,274	-	-		1,274
Total assets	3,714	468	6,478		10,660

Liabilities
Current liabilities
Trade and other payables	425	74	250	b	749
Loans payable	695	-	-		695
Total current liabilities	1,120	74	250		1,444
Loans payable	60	-	-		60
Total liabilities	1,180	74	250		1,504

Shareholders' Equity
Share capital	12,953	578	(578)	c	20,074
			6,175	a
			946	d
Share-based compensation reserve	57	91	(91)	c	360
			303	a
Accumulated other comprehensive income	35	-	-		35
Deficit	(10,511)	(275)	275	c	(11,313)
			(250)	b
			(552)	e
Total equity	2,534	394	6,228		9,156
Total liabilities and shareholders' equity	3,714	468	6,478		10,660

(a) Private placement of common shares in the capital of Ruckify Inc. Ruckify issued an aggregate of 1,729,114 common shares at a price of $4.00 per share for gross proceeds of approximately $6,916 (net proceeds of $6,478). Warrants granted were fair valued at $303.

(b) Legal and accounting costs incurred to complete the Proposed Transaction.

(c) Elimination of Apolo's shareholders' equity components as the accounting acquiree.

(d) Apolo had 8,600,000 common shares outstanding as of September 30, 2020. Pursuant to the terms of the Proposed Transaction, each Apolo share would be consolidated on a 36.3636-to-1 basis and resulting in 236,500 shares post-consolidation. With an implied value of $4.00 per share, the consideration for the acquisition was $946.

(e) Apolo does not meet IFRS 3's definition of a business; therefore, the reverse takeover is accounted for in accordance with IFRS 2 and the residual value of $552 would be expensed as a listing expense through the statement of profit & loss. Listing expense calculated as follows:

Cash	468
Trade and other payables	(74)
Listing expense	552
Total consideration	946